As filed with the Securities and Exchange Commission on October 25, 1996

                                              Registration Statement No. 33-____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                            DAKA INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)
Delaware                                                              04-3024178
(State or other jurisdiction                                    (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                              One Corporate Place
                                55 Ferncroft Road
                             Danvers, MA 01923-4001
                                  (508)774-9115
   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         -------------------------------

                              William H. Baumhauer
                      Chairman and Chief Executive Officer
                            DAKA International, Inc.
                               One Corporate Place
                                55 Ferncroft Road
                        Danvers, Massachusetts 01923-4001
                                 (508) 774-9115
    (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                 With copies to:

Ettore A. Santucci, P.C.                             Charles W. Redepenning, Jr.
Goodwin, Procter & Hoar LLP                             DAKA International, Inc.
Exchange Place                                               One Corporate Place
Boston, Massachusetts 02109                                    55 Ferncroft Road
                                               Danvers, Massachusetts 01923-4001

                        -----------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

 Title of Securities Being                              Proposed Maximum Offering  Proposed Maximum Aggregate      Amount of
         Registered           Amount to be Registered      Price Per Share(1)          Offering Price(1)       Registration Fee

Common Stock, par value $.01          593,784                    $9.125                    $5,418,279              $1,641.90
         per share


(1) Based upon the average of the high and low sale prices reported on the Nasdaq National Market on October 18, 1996 and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 PRELIMINARY PROSPECTUS DATED OCTOBER 25, 1996
                              SUBJECT TO COMPLETION

PROSPECTUS

                                 593,784 Shares

                            DAKA INTERNATIONAL, INC.

                                  Common Stock
                          -----------------------------

        This Prospectus relates to the offering and sale (the "Offering") of up to 593,784 shares of common stock, $.01 par value per share (the "Common Stock"), of DAKA International, Inc. ("DAKA" or the "Company") held by certain stockholders of the Company, or by pledgees, donees, transferees or other successors in interest thereto (the "Selling Stockholders"). See "Plan of Distribution" and "Selling Stockholders." The Common Stock was issued to the former stockholders of the Great Bagel and Coffee Company in exchange for all the outstanding stock of the Great Bagel and Coffee Company, and to former stockholders of Americana Dining Corporation in exchange for the 43% voting interest in Americana Dining Corporation not held by the Company. The Company is registering the Common Stock pursuant to the Company's obligations under stock purchase agreements, but the registration of the shares of Common Stock offered hereby does not necessarily mean that any shares of Common Stock will be offered or sold by the Selling Stockholders.

        The Company has been advised by each of the Selling Stockholders that each Selling Stockholder, acting as principal for its own account, directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell all or a portion of the Common Stock offered hereby from time to time on terms to be determined at the time of sale. To the extent required, the specific shares of Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and the public offering prices, the names of any such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Plan of Distribution." Each of the Selling Stockholders reserves the sole right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents.

        The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and any profit on the resale of the Common Stock may be deemed to be underwriting commissions or discounts under the Securities Act. See "Registration Rights" for a description of certain indemnification arrangements between the Company and the Selling Stockholders.

        The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered hereby will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discount, if any, and other expenses of issuance and distribution not borne by the Company. The Company will pay all of the expenses of the Offering other than brokerage or underwriting commissions. See "Registration Rights" and "Plan of Distribution" for indemnification arrangements between the Company and the Selling Stockholders. The Company will not receive any proceeds from the sale of the Common Stock offered hereby by the Selling Stockholders.

        The Common Stock is traded over-the-counter and is quoted on the Nasdaq National Market ("NASDAQ") under the symbol "DKAI."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                               -------------------

                         The date of this Prospectus is
                                           , 1996.
                                -----------

                               -------------------

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth
Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

        The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including exhibits thereto, may be inspected and copied at the locations described above. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 1996 (File No. 0-17229) as filed on October 15, 1996, and (ii) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated October 11, 1988, including any amendment or report filed for the purpose of amending such description.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in an applicable Prospectus Supplement) or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus or any Prospectus Supplement, except as so modified or superseded.

        The Company will provide, without charge, to each person, including any owner of Common Stock, to whom a copy of this Prospectus is delivered, at the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Timothy M. Feeney, Director of Financial Reporting, DAKA International, Inc., One Corporate Place, 55 Ferncroft Road, Danvers, Massachusetts 01923-4001, telephone (508) 774-9115.

                                  THE COMPANY

        DAKA, formed in 1988 in connection with the merger of Daka, Inc. ("Daka") and Fuddruckers, Inc. ("Fuddruckers"), is a diversified foodservice and restaurant company operating in the contract foodservice management industry and in the restaurant industry. Daka provides restaurant-style contract foodservice management at a variety of schools and colleges, corporate offices, factories, healthcare facilities, museums and government offices. Fuddruckers owns, operates and franchises Fuddruckers restaurants, which specialize in moderately-priced, casual dining for families and adults. In 1994, the Company acquired a 57% voting interest in Americana Dining Corporation ("ADC"), a newly formed company which acquired two restaurants operated under the name "Champps Sports Cafe" pursuant to a license from Champps Entertainment, Inc.("Champps"), licensor and franchisor of Champps restaurants. Champps owns, licenses and franchises Champps Americana restaurants, which specialize in providing an energetic, upper-scale, casual theme dining experience to a broad customer base, including business professionals, families and adults. In 1996 the Company acquired Champps and the remaining 43% voting interest in ADC.

        In 1996, DAKA also acquired The Great Bagel and Coffee Company ("Great Bagel and Coffee"). Great Bagel and Coffee owns, operates and franchises its concept, featuring a full line of fresh-baked bagels and distinctive cream cheeses, gourmet coffees, and sandwiches in a cafe setting.

        Founded in 1973, Daka is one of the 10 largest contract foodservice management companies in the United States. Operating under the name "Daka Restaurants," Daka seeks to provide a retail restaurant atmosphere for its guests by operating, among other things, a variety of branded concepts such as Taco Bell, Burger King, Pizza Hut and Dunkin Donuts pursuant to licensing arrangements, as well as its own signature concepts within its foodservice operations. At the end of fiscal 1993, the Company announced DAKA's aggressive three-year growth plan to double the size of its existing foodservice business by the end of fiscal 1996. At the beginning of fiscal 1994, Daka acquired the majority of the assets and foodservice contracts comprising Service America Corporation's educational foodservice business. The acquired business provides contract foodservice to a variety of colleges and universities, and to public and private elementary and secondary schools, many of which are located in geographic areas where Daka had a significant presence. In February 1995, Daka, through a newly formed 80% owned limited partnership, Daka Restaurants, L.P., acquired certain educational foodservice and corporate dining contracts from ServiceMaster Management Services L.P. The acquired contracts expanded DAKA's geographic presence into the western United States and strengthened its existing presence in the midwest. As a result of these two acquisitions, Daka achieved its three-year growth objective in just nineteen months. Daka believes that, as a result of current and anticipated cost containment policies, more public and private educational and healthcare facilities will seek to manage their foodservice costs by replacing self-operated foodservice operations with contract foodservice management. Daka intends to pursue these expanding markets through its internal sales force and by continuing to acquire other contract foodservice management companies.

        Fuddruckers restaurants, with an average check of $6.15 and a "Kids Eat Free" program after 4 PM on Monday through Thursday, are designed to appeal to both families and adults seeking value in a casual dining atmosphere. The menu prominently features Fuddruckers' signature hamburgers, which are cooked to order and served on buns baked daily "from scratch" at each restaurant. The Fuddruckers restaurant decor features an open grill area, a glassed-in butcher shop and meat display case, an open bakery and a colorful display island of fresh produce and a variety of condiments, sauces and melted cheeses from which guests may garnish their own meals. In fiscal 1996, the Company acquired a 16.7% equity interest in La Salsa Holding Co. ("La Salsa Holding"), the franchisor and operator of La Salsa Mexican restaurants, and entered into a license agreement with La Salsa Holding to utilize the "La Salsa Fresh Mexican Grill" concept within Fuddruckers restaurants. The La Salsa concept compliments Fuddruckers' existing menu by featuring fresh, healthy, authentic Mexican foods. Fuddruckers opened its first restaurant in 1980 in San Antonio, Texas and as of June 29, 1996, had expanded its operations to include 121 Fuddruckers-owned and 76 franchised restaurants located throughout the United States and in Canada, Mexico, the Middle East and Australia. In fiscal 1996, Fuddruckers opened 26 Fuddruckers-owned restaurants and franchised an additional 7 restaurants. In fiscal 1997, Fuddruckers plans to open 7 domestic Fuddruckers-owned restaurants and franchise an additional 10 domestic restaurants, with continued development and expansion in foreign countries. In fiscal 1996, the Company introduced "La Salsa Fresh Mexican Grill" in 10 Fuddruckers restaurants in the Los Angeles, San Antonio, Chicago and Milwaukee markets.

        The Champps Americana concept is based upon providing the best possible food, value and service to customers. The restaurants' diverse menu has over 120 items including burgers, pastas, salads, sandwiches, ribs, pizzas, seafood, chicken and a variety of other dishes all served in generous portions and prepared from scratch using high quality ingredients. Customer service is based on a team approach so that each patron is continually attended to, and employees go through extensive on-going training to ensure consistent service. The goal of Champps is to promote an entertaining and energetic atmosphere. In the typical Champps restaurant, customers are provided a choice of seating in the main dining area, at the diner-type counter, in the bar areas, or, in some locations, outside on the patio. Champps restaurants generally have multiple levels and open sight lines so that all areas, including the bar and kitchen, are visible and allow customers to feel a part of all the varied activities in the restaurant. These activities include watching sporting events on multiple television screens, listening to music that is selected by a disc jockey based upon the time of day or season, watching the cooks prepare meals, playing arcade games in the discreetly located game room, or visiting the Champps gift shop. In addition, the bar provides a staging area for on-going promotional events that add to the restaurant's excitement. The Champps restaurant concept has been developed and refined since the first Champps restaurant was opened in St. Paul, Minnesota in 1984. As of June 29, 1996, operations have been expanded to include 10 Champps-owned and 10 franchised restaurants located throughout the United States. Six Champps-owned restaurants were opened in fiscal 1996 with plans to open 9 domestic Champps-owned restaurants in fiscal 1997. One Champps-owned restaurant was sold in fiscal 1996 to a selling stockholder of ADC.

     The Company's principal executive offices are located at One Corporate Place, 55 Ferncroft Road, Danvers, Massachusetts 01923-4001, and its telephone number is (508) 774-9115.

Legal Proceedings

        On October 18, 1996, a purported class action lawsuit was filed in the United States District Court for the District of Massachusetts on behalf of persons who acquired the Company's stock between October 30, 1995 and September 9, 1996 (Venturino et al, V. DAKA International, Inc. and William H. Baumhauer, Civil Action No. 96-12109-GAO). The complaint alleges violations of federal and state securities laws by, among other things, allegedly misrepresenting and/or omitting material information concerning the results and prospects of Fuddruckers during that period and seeks compensatory damages and reasonable costs and expenses, including counsel fees. Due to the timing of the filing of this lawsuit, management of the Company and outside counsel have not yet determined the possible effect, if any, of an adverse outcome to the Company's financial position, income from operations or cash flows.

                               REGISTRATION RIGHTS

        The registration of the shares of Common Stock pursuant to the Registration Statement of which this Prospectus is a part will discharge certain of the Company's obligations under the terms of stock purchase agreements dated as of March 18, 1996, March 29, 1996 and March 31, 1996 (the "Stock Purchase Agreements").

        Under the Stock Purchase Agreements, the Company is obligated, at the written request of the Selling Stockholders, to cause to be filed, as soon as reasonably practicable after the date of such request, a registration statement under Rule 415 under the Securities Act covering the sale by the Selling Stockholders of the Common Stock. The Company is further obligated to use reasonable efforts to cause such registration statement to be declared effective by the Commission and to keep such registration statement continuously effective until the earliest of (a) the date on which the Selling Stockholders no longer hold any Common Stock or (b) the second anniversary of the closing of the transactions contemplated by each of the Stock Purchase Agreements (which date shall be April 1, 1998 under the Stock Purchase Agreements dated March 18 and 31, 1996 and shall be April 2, 1998 under the Stock Purchase Agreement dated March 29, 1996).

        Pursuant to the Stock Purchase Agreements, the Company has agreed to pay all expenses of effecting the registration of such shares of Common Stock (other than brokerage and underwriting commissions). The Company also has agreed to indemnify each Selling Stockholder under the Stock Purchase Agreements and its officers, directors and other affiliated persons and any person who controls any Selling Stockholder against all losses, claims, damages and expenses arising under the securities laws in connection with the Registration Statement or this Prospectus or any amendment or supplement thereto or hereto, subject to certain limitations. In addition, the Selling Stockholders under the Stock Purchase Agreements agreed to indemnify the Company and its directors, officers and any person who controls the Company against any losses, claims, damages and expenses arising under the securities laws in connection with the Registration Statement or this Prospectus or any amendment or supplement thereto or hereto, but only to the extent such loss, claim, damage or expense relates to written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement or this Prospectus or any amendment or supplement thereto or hereto.

                              SELLING STOCKHOLDERS

        The following table sets forth certain information with respect to the Selling Stockholders, including the number of shares of Common Stock beneficially owned by each Selling Stockholder as of the date of this Prospectus, the percentage of shares of voting stock outstanding held by each and the number of shares of Common Stock offered hereby, assuming conversion of all shares of Preferred Stock held by each. There can be no assurance that all or any of the shares offered hereby will be sold.

                                                         Percentage                                                 Percentage
                                                          of Shares                                                  of Shares
                               Number of Shares        of Voting Stock       Number of      Number of Shares         of Voting
                                of Common Stock        Outstanding (1)       Shares of       of Common Stock           Stock
                               Beneficially Held          Prior to          Common Stock    Beneficially Held    Outstanding (1)
Selling Stockholder          Prior to the Offering      the Offering       Stock Offered   After the Offering   After the Offering
-------------------          ---------------------      ------------       -------------   ------------------   ------------------
Champps Development
 Group, Inc.                           78,910                  *                78,910               --                  --

Arthur E. Pew                          25,455                  *                25,455               --                  --

PDS Financial Corporation               3,636                  *                 3,636               --                  --

Douglas B. Tenpas                       4,545                  *                 4,545               --                  --

Kathleen Tenpas                         4,546                  *                 4,546               --                  --

Robert Tinsley                          2,182                  *                 2,182               --                  --

Donald Johansen                         1,818                  *                 1,818               --                  --

Sterling Brazier                          909                  *                   909               --                  --

Timothy Cary                              909                  *                   909               --                  --

Anthony Kroeten                           273                  *                   273               --                  --

Debra Kropf Mastin                        364                  *                   364               --                  --

Court Hawley                              182                  *                   182               --                  --

Eric LaClair                            1,818                  *                 1,818               --                  --

Sally Touve                               636                  *                   636               --                  --

Mitchel I. Wachman                     13,637                  *                13,637               --                  --

Edmund F. Fadel                        22,728                  *                22,728               --                  --

David Wayne Walker                        182                  *                   182               --                  --

Edgebrook, Inc.                        91,818                  *                91,818               --                  --

Jason R. Olivier                      173,011                1.5               173,011               --                  --

Michael F. Zerbib                      24,056                  *                24,056               --                  --

Thierry E. Zerbib                      24,056                  *                24,056               --                  --

Brian H. Loeb                          24,056                  *                24,056               --                  --

Nicholas D. Zerbib                     24,056                  *                24,056               --                  --

Mark C. Gordon                          3,849                  *                 3,849               --                  --

Fred R. and
 Maria Olivier                         66,152                  *                66,152               --                  --


*       Less than one percent.

(1) Voting stock includes outstanding shares of Common Stock and all shares of Common Stock that may be issued to the holders of Preferred Stock upon conversion thereof. For purposes of determining the percentages set forth in the table, each share of Preferred Stock is counted as the equivalent of the number of shares of Common Stock into which it can be converted, whether or nor conversion has occurred, because holders of Preferred Stock are entitled to one vote on each matter submitted to a vote of the Company's stockholders for each share of Common Stock issuable upon conversion.


                              PLAN OF DISTRIBUTION

        This prospectus relates to the offer and sale from time to time of up to an aggregate of 593,784 shares of Common Stock by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest thereto. The Company is registering the Common Stock pursuant to the Company's obligations under stock purchase agreements but the registration of the Common Stock does not necessarily mean that any of the Common Stock will be offered or sold by the Selling Stockholders hereunder. The Company will not receive any proceeds from the offering of the Common Stock by the Selling Stockholders.

        The distribution of the Common Stock may be effected from time to time in one or more underwritten transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Any such underwritten offering may be on a "best efforts" or a "firm commitment" basis. In connection with any such underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders. Underwriters may sell the Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any such dealers or agents that participate in the distribution of the shares of Common Stock offered hereby may be deemed to be "underwriters" as defined in the Securities Act, and any profit on the sale of such shares of Common Stock offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate proceeds to the Selling Stockholders from sales of the Common Stock offered by the Selling Stockholders hereby will be the purchase price of such Common Stock less any broker's commissions and underwriter's discounts.

        To  the  extent   required  by  the   Securities  Act  with  respect  to
underwritten offerings, the specific shares of Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of the underwriter or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part.

        The sale of shares of Common Stock by the Selling Stockholders may also be effected from time to time by selling shares directly to purchasers or to or through broker-dealers. In connection with any such sales, any such broker-dealer may act as agent for the Selling Stockholders or may purchase from the Selling Stockholders all or a portion of such shares as principal. Such sales may be made on the Nasdaq National Market or any exchange on which the shares of Common Stock are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated. Shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to a Prospectus Supplement;
(iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NASDAQ rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the Selling Stockholders in amounts to be negotiated immediately prior to the sale that are not expected to exceed those customary in the types of transactions involved. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

        In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

        The Company will pay substantially all the expenses incurred by the Selling Stockholders and the Company incident to the offering and sale of the shares of Common Stock offered hereby to the public, but excluding any discounts, commissions and fees of underwriters, broker-dealers or agents. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

        The legality of the Common Stock offered hereby, will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts.


                                     EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 29, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

             -----------------------------------------------------

             -----------------------------------------------------

        No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                              --------------------

                                TABLE OF CONTENTS

                                                 Page

Available Information............................. 2
Incorporation of Certain Documents
    by Reference.................................. 2
The Company......................................  3
Registration Rights..............................  5
Selling Stockholders.............................  6
Plan of Distribution.............................  7
Legal Matters....................................  8
Experts..........................................  8

             -----------------------------------------------------

             -----------------------------------------------------

                                 593,784 Shares

                                      DAKA
                              INTERNATIONAL, INC.

                                  Common Stock



             -----------------------------------------------------
                                   PROSPECTUS
             -----------------------------------------------------


                                October   , 1996
                                        --

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

        The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

Registration fee -- Securities and Exchange Commission..........     $1,641.90
Accountants' fees and expenses..................................            *
Blue Sky fees and expenses......................................            *
Legal fees and expenses (other than Blue Sky)...................            *
Miscellaneous...................................................            *
                                                                     ---------
TOTAL...........................................................     $      *
                                                                     =========

* To be provided by amendment.


Item 15.  Indemnification of Directors and Officers.

Limitation of Liability and Indemnification

        The Registrant is a Delaware corporation. Reference is made to Section 145(a) and Section 145(b) of the Delaware General Corporation Law, which enables a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         A corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by vote of directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders of the Registrant.

        The Certificate of Incorporation and By-laws of the Registrant provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by law, as now in effect or later amended. The By-laws also provide that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Registrant. The By-laws further provide that such indemnification provisions are not exclusive.

        Additionally, the Registrant's Certificate of Incorporation eliminates the personal liability of the Registrant's directors to the Registrant or the stockholders of the Registrant to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.


Item 16.          Exhibits.

2.1 Stock Purchase Agreement, dated as of March 18, 1996, by and among Casual Dining Ventures, Inc., the Company, Champps Development Group, Inc., Steven J. Wagenheim, Arthur E. Pew, III, PDS Financial Corporation, Douglas B. Tenpas and certain other stockholders of Americana Dining Corp., incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996.

2.2 Stock Purchase Agreement, dated as of March 29, 1996, by and among the Company, The Great Bagel and Coffee Franchising Corp., GBC Credit Company, Gemini Production Facility, Inc., The Great Bagel and Coffee Company, Mark C. Gordon, Brian H. Loeb, Jason R. Olivier, Michael F. Zerbib, Nicholas D. Zerbib, and Thierry E. Zerbib, incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996.

2.3 Stock Purchase Agreement, dated as of March 31, 1996, by and among Casual Dining Ventures, Inc., the Company and Edgebrook, Inc., incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996.

5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

23.1              Consent of Deloitte & Touche LLP, Independent Auditors.

23.2              Consent of Goodwin,  Procter & Hoar LLP  (included  in Exhibit
                  5.1 hereto).

24.1              Powers of Attorney



Item 17.  Undertakings.

        (a)    The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Danvers, the Commonwealth of Massachusetts, on October 24, 1996.

                                       DAKA INTERNATIONAL, INC.


                                        By: /s/William H. Baumhauer
                                            ------------------------------------
                                            William H. Baumhauer,
                                            Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

        Each person whose signature appears below constitutes and appoints William H. Baumhauer and Earl T. Benson and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute may lawfully do or cause to be done by virtue hereof.

      Signature                           Title                         Date
      ---------                           -----                         ----

/s/William H. Baumhauer    Chairman, Chief Executive Officer and     October 24,
------------------------   Director (Principal Executive Officer)       1996
William H. Baumhauer


Allen R. Maxwell*          President and Chief Operating Officer


/s/Earl T. Benson          Exec. Vice President, Chief               October 24,
------------------------   Financial Officer and Treasurer              1996
Earl T. Benson             (Principal Financial and Accounting Officer)


E.L. Cox*                  Director


Dean P. Vlahos*            Director


Joseph W. O'Donnell*       Director


Erline Belton*             Director


Alan D. Schwartz*          Director

*By:/s/William H. Baumhauer                                   October 24, 1996
    ----------------------------
    William H. Baumhauer
    Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit No.       Description

2.1 Stock Purchase Agreement, dated as of March 18, 1996, by and among Casual Dining Ventures, Inc., the Company, Champps Development Group, Inc., Steven J. Wagenheim, Arthur E. Pew, III, PDS Financial Corporation, Douglas B. Tenpas and certain other stockholders of Americana Dining Corp., incorporated herein by reference to the Registrant's Annual Report on Form 10- K for the fiscal year ended June 29, 1996.

2.2 Stock Purchase Agreement, dated as of March 29, 1996, by and among the Company, The Great Bagel and Coffee Franchising Corp., GBC Credit Company, Gemini Production Facility, Inc., The Great Bagel and Coffee Company, Mark C. Gordon, Brian H. Loeb, Jason R. Olivier, Michael F. Zerbib, Nicholas D. Zerbib, and Thierry E. Zerbib, incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996.

2.3 Stock Purchase Agreement, dated as of March 31, 1996, by and among Casual Dining Ventures, Inc., the Company and Edgebrook, Inc., incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996.

5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

23.1              Consent of Deloitte & Touche LLP, Independent Auditors.

23.2              Consent of Goodwin,  Procter & Hoar LLP  (included  in Exhibit
                  5.1 hereto).

24.1              Powers of Attorney.